EXHBIT 10.4












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                          EXCLUSIVE LICENSING AGREEMENT

     THIS AGREEMENT is made as of the 30th day of March 1995 by and between PacificHealth Laboratories, Inc. (hereinafter referred to as "PHL") and the INSTITUTE OF NUTRITION AND FOOD HYGIENE (hereinafter referred to as "INFH").

     WHEREAS INFH has special expertise and know how in the use of natural products for the treatment and prevention of disease and maintenance of health and (2) has expertise and know how in the licensing, research and development of products; and

     WHEREAS PHL desires to enter into an Exclusive License Agreement with INFH for the purpose of commercializing products, know how and/or intellectual property as may be described below;

     NOW THEREFORE, in consideration of the premises and other mutual covenants and agreements hereinafter set forth, the parties agree as follows.

     1. "Products" as so termed in this Agreement shall be defined as non-prescription drugs and medicines, foods, food supplements, nutritional supplements, extracts from naturally derived sources and the know how, intellectual property and technology for developing future products derived from natural sources that can be used in the prevention and treatment of disease and maintenance of health and well being.

     2. INFH hereby grants PHL the exclusive right to commercialize Products within and outside of China for Obesity Management, Sports and Stamina, Sports Recovery/Antifatigue, Female Health (PMS and Estrogen Supplementation), Health Teas,

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Arthritis, Diabetes Mellitus, Cholesterol Lowering and Vitamin Premix.

     3. PHL will negotiate on a project basis a fee for Special Services that may be performed by INFH. Special Services include, but are not limited to:

     (1)  Clinical studies/research

     (2)  Laboratory studies/research

     (3)  Toxicology studies/research

     (4)  Formulation and/or product development

     (5)  Quality control studies/services

     (6) Consulting services for work including, but not limited to, clinical and/or research design, product development, quality control, manufacturing and/or sourcing.

     4. Prior to initiation of any work described in Paragraph 3, INFH will submit to PHL a written estimate for the work performed or services provided for approval by PHL.

     5. For future Products not specified in Paragraph 1, PHL shall have the absolute right of first refusal according to the following terms and conditions:

     a. INFH shall present any and all Products that it has either licensed or has the potential to license to PHL.

     b. PHL shall respond in writing to INFH within forty-five (45) days stating whether PHL wishes to license such Products.

     c. If PHL declines to license such Products as may be presented, INFH shall have the right to license such Products to whomever it may choose.


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     d.   If PHL agrees to license such Products, PHL shall be obligated to sign an Agreement satisfactory to INFH within ninety (90) days after meeting the conditions of Paragraph 18 b.

     6. It is the intention of PHL to seek patent and trademark protection where appropriate for such Products licensed to PHL by INFH. INFH agrees to assign such patents to PHL and agrees to assist PHL, as necessary, in the patent and trademark approval process.

     7. PHL may share proprietary and confidential information regarding its operations, financial status, new product development and marketing plans. Parties that are signatories to this Agreement will not disclose such information while this Agreement is in force without the prior written approval of PHL.

     8. This Agreement cannot be assigned by INFH without the written consent of PHL.

     9. This Agreement is the complete, sole and exclusive expression of all of the agreements, understandings, representations, conditions, warranties and covenants made between the parties hereto and supersedes any prior agreements.

     10. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.


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     b.   In the case of PHL to

          Robert Portman, PhD
          Chairman
          PacificHealth Laboratories, Inc.
          1460 Route 9 North
          Woodbridge, NJ 07095

          or to such other person or address as PHL may furnish to INFH.

     IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

/s/ Keyou Ge                                      Date April 6, 1995
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Keyou Ge, Director
Institute of Nutrition & Food Hygiene
29 Nan Wei Road
Beijing, PRC 100050

/s/ Robert Portman                                Date April 18, 1995
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Robert Portman, PhD
Chairman & CEO
PacificHealth Laboratories, Inc.
1460 Route 9 North

/s/ Junshi Chen                                   Date April 19, 1995
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JUNSHI CHEN, M.D.


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